UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2005

Columbia Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-24302	52-1545782
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7168 Columbia Gateway Drive, Columbia, Maryland 21046

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code (410) 423-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8 – Other Events

Section 8.01 – Other Events

On February 1, 2005, Columbia Bancorp (the “Company”) agreed to purchase a block of 218,345 shares of its Common Stock in a private transaction with an unaffiliated third party. The shares were purchased in accordance with the Company’s Stock Repurchase Program (the “Program”), which was announced in October 2000 and updated in June 2004. The Program authorized the purchase of up to 500,000 shares of the Company’s Common Stock. Including this transaction, the Company has now purchased a total of 398,341 shares at an average price of $27.364. The purchase was completed on February 4, 2005, at a price of $32.20 per share. The shares will be cancelled and retired, in accordance with the Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned individual hereunto duly authorized.

COLUMBIA BANCORP

/s/ John A. Scaldara, Jr.
Name: John A. Scaldara, Jr.
Title: President

February 4, 2005